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                                                                   Exhibit 10.31

                              [INTELLIGROUP LOGO]

                              Employment Agreement


This Employment Agreement ("Agreement") is entered into as of the 25th day of March 2004 (the "Effective Date"), between Intelligroup, Inc. (the "Company") and Christian Misvaer (the "Executive"). The purpose of the Agreement will be to memorialize the terms and conditions of employment for the Executive.

NOW THEREFORE, in consideration of the mutual promises contained in the Agreement and for other good and valuable consideration, the sufficiency of which is hereby agreed, the Company and the Executive agree as follows:

1. Employment.
The Company agrees to employ and engage the services of the Executive as the Company's General Counsel and Secretary, or in such other position as the Board of Directors or its committees (the "Board") may determine from time to time and the Executive agrees to serve the Company in such capacity. Executive shall report directly to the Company's Chief Executive Officer.

2. Term of Agreement.
The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement. Executive is employed at will by the Company, meaning that either the Executive or the Company may terminate the employment relationship at any time, with or without cause subject to the terms of this Agreement. Accordingly, Executive's employment shall continue until such time as the employment is so terminated.

3. General Employment Terms.
The Executive shall devote his entire business time, attention and energies to the business and interests of the Company. The Executive shall further use his best efforts to promote the interests of the Company, and perform faithfully and efficiently the responsibilities assigned to him. While employed by Company, Executive shall not engage in other employment, except with the prior consent of the Board. The Company requires the Executive to perform services under this Agreement in its Headquarters, currently located in Edison, New Jersey, consistent with his executive level responsibilities, subject to travel requirements or other direction by the Board. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes thereto that may be adopted by the Company from time to time. The Executive acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

4. Compensation.
4.1 Base Salary. Executive shall receive an annual base salary equivalent of US $155,000.00 ("Base Salary"). The Base Salary shall be payable in cash, subject to applicable withholdings, in accordance with the current payroll policies of the Company. Such salary is subject to adjustment in the discretion of the Board.

4.2 Incentive Compensation Bonus. The Executive will be eligible to participate in the Company's Executive Incentive Plan approved by the Board, pursuant to the terms and conditions of such plan. The Executive shall be eligible under such plan for a bonus in the amount of 40% of the Base Salary pursuant to objectives which will be approved by the Board. If and to the extent obtained, such bonus shall be paid in accordance with the terms of the plan. Executive may be eligible for additional incentive compensation from time to time in the discretion of the Board.


Confidential                   Intelligroup, Inc.


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                              [INTELLIGROUP LOGO]

4.3 Executive Benefits. In addition, the Executive shall be eligible for all Executive benefits offered to the Company's Executives. In particular, the Executive will be entitled to the following benefits:

         (a) Vacation and Sick Leave. The Executive shall be eligible to participate in the Company's standard vacation and sick leave benefit plan and the number of vacation days afforded to Executive under the terms of the plan shall be 20 days per year.

         (b) Business Expense Reimbursement. The Executive shall receive reimbursement of all legitimate and reasonable business expenses incurred by the Executive on behalf of the Company pursuant to the written policies of the Company in this regard.

         (c) 401(k) Plan. The Executive is eligible to participate in the 401(k) retirement benefit plan made available to the Executives of the Company pursuant to the terms and conditions of such plan.

         (d) Insurance Plans. The Executive is eligible to participate in the life, health, dental, short and long-term disability plans made available to the Executives of the Company pursuant to the terms and conditions of such plans.

         (e) Changes to Executive Benefit Plans. Nothing in this Agreement shall prevent the Company from changing, modifying, amending or terminating the Executive benefit plans of the Company so as to eliminate, reduce or otherwise change any benefits payable under this Agreement.

         (f) Indemnification. Executive will be a party to any standard indemnification agreement for the Company's executive officers that may be adopted by the Company and any revisions which may be adopted from time to time.

5. Stock Options. The Executive has received various stock option grants to date ("Stock Options") and the terms and conditions of such grants shall continue to be in full force and effect. Additional options may be granted from time to time in the discretion of the Board.

6. Change of Control.
Upon the effectiveness of a Change of Control event (as that term is defined below), unless provision is made in connection with such Change of Control for the assumption of the Options, or the substitution of such Options with new options of the successor entity or parent thereof, with appropriate adjustment to the number of option shares and, if appropriate, the exercise price, all of the remaining option shares, to the extent not vested and exercisable, shall, subject to and conditioned upon the effectiveness of the Change of Control, become vested and exercisable fifteen (15) days prior to the anticipated effective date of the Change of Control, as determined by the Company. The Board may, at its sole discretion, alter the terms of the Company's Stock Option Plan, any Stock Option Agreements and the definition of Change of Control set forth hereunder.

Confidential                   Intelligroup, Inc.


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                              [INTELLIGROUP LOGO]

For the purposes of this Agreement a "Change in Control" shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) not affiliated with the Company as of the Effective Date, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities and where Executive is not offered a position substantially similar to the position offered to the Executive hereunder in the successor entity to the Company. For the purposes of the foregoing and the avoidance of doubt, any transaction (including but not limited to deregistration, reverse stock split, tender offer or merger) directed at taking the Company private shall not be deemed to be a Change of Control under this Agreement.

7. Termination.
7.1 Cause. For purposes of the Agreement, "Cause" shall mean (A) any act of dishonesty or knowing and willful breach of fiduciary duty by the Executive; (B) commission of a felony involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Company or any conduct which is in violation of the Company's policies; (C) any material breach of any provision of the Agreement, or any other agreements between the Executive and Company, by the Executive; (D) insubordination or refusal to perform assigned duties consistent with duties of the Executive's position or to comply with the reasonable directions of the Chief Executive Officer or the Board; or (E) any material dereliction of duties or material recklessness in the performance of duties. If the Executive's employment is terminated for Cause, the Executive shall be paid his full accrued Base Salary through the date of termination at the rate in effect at the time of such termination. In such event, all other compensation including, without limitation, bonuses, severance and/or stock option grants shall be forfeited and the Company shall have no further obligation to the Executive under the Agreement or under any other agreements or plans.

7.2 Severance. Executive shall be eligible for 6 months of severance pay following the termination of this Agreement unless the agreement is terminated for Cause. The payments shall commence upon the day following termination and continue for a period of 6 months in accordance with the Company's standard payroll practices.

7.3. Notice Period. In the event Executive elects to terminate this Agreement and his employment relationship with the Company, Executive shall provide at least 60 days prior written notice. Such notice shall be directed and provided to the Company's Chief Executive Officer and Board.

8. Miscellaneous.
8.1 Entire Agreement. The Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements between the parties, written or oral, to the extent they relate in any way to the subject matter hereof. The Intelligroup Standard Executive Terms agreement as executed by the Executive or executed in the future by the Executive, shall be made a part of the Agreement and is attached hereto as Exhibit A. In addition, the Company's standard Executive Indemnification Agreement executed on or about September 15, 2003 shall be made a part of this Agreement and is attached hereto as Exhibit B. In the event of any inconsistencies between the Agreement and its Exhibits A and B, the terms and conditions of this Agreement shall take precedence.

Confidential                   Intelligroup, Inc.


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                              [INTELLIGROUP LOGO]

8.2 No Assignment; Assumption. The Agreement is personal to the Executive and shall not be assignable by the Executive. The Agreement shall inure to the benefit of and be binding upon any successor to the business or assets of the company which assumes the Agreement, whether expressly or by operation of law.

8.3 Governing Law. This is a New Jersey contract and shall be construed under and is governed in all respects by the laws of New Jersey, without giving effect to any conflict of laws principles of New Jersey law. Any legal action or suit related in any way to the Agreement shall be brought exclusively in the courts of New Jersey. Both parties agree that the courts of New Jersey are the exclusive convenient forum for the resolution of disputes.

8.4 Amendments. No amendments of any provision of the Agreement shall be valid unless the same shall be in writing and signed by both the Company and the Executive.

8.5 Severability. Any term or provision of the Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.6. Revisions. Revisions to this Agreement may be made from time to time in the discretion of the Board. Adjustments to Executive's compensation may be made from time to time in the discretion of the Board and shall be documented in accordance with the Company's standard Human Resources practices and may not result in a revision to this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first above written.




/s/ Christian Misvaer                            /s/ Arjun Valluri
---------------------                            ------------------
Executive                                        Company

                                                 Arjun Valluri
                                                 ----------------
                                                 Name:

                                                 Title: President




Confidential                   Intelligroup, Inc.


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                              [INTELLIGROUP LOGO]

                                  Exhibit A to
                            the Employment Agreement
                              of Christian Misvaer

             ------------------------------------------------------

               Intelligroup Standard Employee Terms ("Agreement")

Employee Name: Christian Misvaer

In consideration of employment with the Company, and all the benefits conferred by such employment including, without limitation, any stock option grants now or in the future by the Company, as well as the future access to confidential information to which I shall be privileged by virtue of entering this Agreement, the receipt and sufficiency of which are acknowledged, I, the above-named Employee, hereby agree with the Company as follows.

1.0. Definitions.
1.1. "Company" shall refer to Intelligroup, Inc. and/or its direct or indirect subsidiaries and affiliates.

1.2. "Confidential Information" shall mean a) proprietary information which the Company possesses, or to which the Company has rights, which has commercial value including without limitation, trade secrets, product ideas, designs, configurations, processes, techniques, formulas, software, improvements, inventions, data, know-how, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, lists of present and prospective customers, lists of present or former employees, and any information relating to research, development, programming, purchasing, accounting, engineering, merchandising and licensing as well as any information developed by in the course of my employment with the Company including information relating to inventions under Section 4 below, as well as any other information to which I may have access in connection with your employment; b) any other information of the Company which is designated as "Confidential" or "Proprietary" or by its nature reasonably should be considered "Confidential"; or c) information of others including, without limitation, the customers, partners or other companies or individuals with which the Company conducts business, which is designated or otherwise would reasonably be designated as the confidential or proprietary information of such companies under their policies, procedures or agreements with the Company and, in the absence of such policies, procedures or agreements, by applying the definition of "Confidential Information" as described above to such information. I understand that as an employee of Intelligroup it is my duty to understand the nature of Confidential Information and I will request clarification as necessary.

2. This Section Left Intentionally Blank.

3. Confidentiality. I understand and agree that my employment creates a relationship of confidence and trust between myself and the Company with respect all Confidential Information. At all times, both during my employment with the Company and after its termination, I will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the advance written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company. The restrictions set forth in this Section 2 will not apply to information which is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by me, but this exception will not affect the application of any other provision of this Agreement to such information in accordance with the terms of such provision. I likewise agree to immediately report to my supervisor any violation of the Company's security measures or prohibited disclosure of Confidential Information by any person or organization. I agree to immediately report to my supervisor the names of any persons or organizations that attempt to obtain Confidential Information from me.

4. Documents, records, etc. All documents, records, apparatus, equipment and other physical property, including but not limited to papers, notebooks, manuals, reports, desktops, laptops, printers, mobile phones, remote email assistants, computer files, software, vehicles, tools, keys, entry cards or badges, credit authorizations, user identifications and passwords, whether or not pertaining to Proprietary Information, which are furnished to me by the Company or are produced by me in connection with my employment will be and remain the sole property of the Company. I will return to the Company all such materials and property as and when requested by the Company. In any event, I will return all such materials and property immediately upon termination of my employment for any reason. I will not take with me any such material or property or any copies thereof upon such termination.


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                              [INTELLIGROUP LOGO]

5. Ownership of Inventions. I agree that any and all writings, inventions, improvements, processes, procedures, and/or techniques, which I make, conceive, discover or develop, in whole or in part, either alone or jointly with others, during the term of my employment with the Company ("Work Product"), shall be the sole property of the Company. The Company will be the sole owner of all patents, copyrights and other proprietary rights in and with respect to such Work Product. To the fullest extent permitted by law, such Work Product will be deemed works made for hire. I hereby transfer and assign to the Company any proprietary rights which I may have or acquire in any such Work Product, and I waive any moral rights or other special rights which I may have or accrue therein. I agree to execute any documents and take any actions that may be required to effect and confirm such transfer and assignment and waiver. The provisions of this Section 4 will apply to all Work Products which are conceived or developed during the term of my employment with the Company, whether before or after the date of this Agreement, and whether or not further development or reduction to practice may take place after termination of my employment, for which purpose it will be presumed that any Work Product conceived by me which are reduced to practice within one year after termination of my employment were conceived during the term of my employment with the Company unless I am able to establish a later conception date by clear and convincing written evidence. The provisions of this Section 5 will not apply, however, to any Inventions which may be disclosed in a separate Schedule attached to this Agreement prior to its acceptance by the Company, representing Inventions made by me prior to my employment by the Company.

6. Disclosure of Inventions. I agree promptly to disclose to the Company, or any persons designated by it, in writing, all Work Products which are or may be subject to the provisions of Section 5.

7. Obtaining and Enforcing Proprietary Rights. I agree to assist the Company, at the Company's request from time to time and at the Company's expense, to obtain and enforce patents, copyrights or other proprietary rights with respect to Work Product in any and all countries. I will execute all documents reasonably necessary or appropriate for this purpose. This obligation will survive the termination of my employment, provided that the Company will compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the foregoing purposes (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for me and on my behalf, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me.

8. Solicitation of Employees. I agree that during and for a period of twelve
(12) months immediately following the termination of my employment with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or independent contractors to leave their employment or end their business relationship with the Company, or take away such employees or independent contractors, or attempt to solicit, induce, recruit, encourage, or take away any of the Company's employees or independent contractors, either for myself or for any other person or entity. I agree that if I breach, or propose to breach, any portion of this Section 8, the Company shall be entitled, in addition to all other remedies that it may have, to damages, damages associated with recruiting costs and training costs for replacing Company's employee.

9. Competitive Activities. I agree that while I am employed by the Company and for a period of twelve (12) months following the termination of my employment with the Company for any reason, whether with or without cause, I will not, without the Company's express written consent, directly or indirectly, whether as owner, partner, shareholder, director, officer, consultant, agent, employee, contractor, or otherwise: a) engage in any business that, in the reasonable judgment of the Company, is competitive with the Company or which may, in the reasonable judgment of the Company, become competitive with the Company in the foreseeable future, or assist others in any business that is competitive with the Company; b) solicit or accept employment or similar business from, contract with or otherwise assist any customer, partner or other company with which the Company had a business agreement within the twelve (12) months preceding the solicitation or acceptance of such services, except in the course of your employment with the Company; or c) cause or seek to have any customer, partner or other company which the Company has a business agreement with to end or otherwise detrimentally alter their business relationship with the Company.

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Intelligroup, Inc. Confidential and Proprietary

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                              [INTELLIGROUP LOGO]

I understand that the restrictions set forth in this Section 9 are intended to protect the Company's legitimate interest in its Proprietary Information and established customer relationships and goodwill, and agree that such restrictions are necessary, reasonable and appropriate for this purpose.

10. Third-Party Agreements and Rights. I hereby confirm that I am not bound by the terms of any agreement with any previous employer or other party which restricts in any way my use or disclosure of information or my engagement in any business, except as may be disclosed in a separate Schedule attached to this Agreement prior to its acceptance by the Company. I have delivered to the Company true and complete copies of any agreements listed on said Schedule. I represent to the Company that my execution of this Agreement, my employment with the Company and the performance of my proposed duties for the Company will not violate any obligations I may have to any such previous employer or other party. In my work for the Company, I will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and I will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

11. This Section Left Intentionally Blank.

12. Equitable Remedies. I agree that it would be difficult to measure any damages caused to the Company which might result from any breach of the terms of this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, I agree that if I breach, or propose to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. In addition, the party seeking to enforce performance of the terms of this Agreement shall be entitled to all reasonable attorneys fees and third party costs incurred in seeking enforcement of this Agreement, regardless of whether suit or other legal or equitable is commenced, including attorneys fees and costs incurred through engagement in alternative dispute resolution procedures such as mediation or arbitration fees.

13. Binding Effect. This Agreement will be binding upon me and my heirs, executors, administrators and legal representatives and will inure to the benefit of the Company, any subsidiary of the Company, and its and their respective successors and assigns.

14. Enforceability. If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

15. This Section left Intentionally Blank.

16. This Section Left Intentionally Blank.

17. Notices. Any notices, requests, demands and other communications provided for by this Agreement will be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to me at the last address which I have filed in writing with the Company or, in the case of any notice to the Company, at its main offices, to the attention of its Chief Executive Officer.

18. Governing Law. This is a New Jersey contract and shall be construed under and be governed in all respects by the laws of New Jersey, without giving effect to the conflict of laws principles of New Jersey law. Any legal action or suit related to this Agreement shall be brought exclusively in the courts of New Jersey. Both parties agree that exclusive jurisdiction lies in the state and federal courts residing in New Jersey for the resolution of disputes.

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Intelligroup, Inc. Confidential and Proprietary

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                              [INTELLIGROUP LOGO]



I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

     /s/ Christian Misvaer
----------------------------------------
Signature of Employee

Date:    25 March 2004
      ----------------------------------

Accepted and Agreed to by
Intelligroup, Inc.

By:      /s/ Arjun Valluri
   -------------------------------------

Name:    Arjun Valluri
     -----------------------------------

Title:   President
      ----------------------------------

Date:    March 25, 2004
     -----------------------------------


        SCHEDULE OF PRIOR INVENTIONS AND THIRD PARTY AGREEMENTS (IF ANY)
        ----------------------------------------------------------------




Accepted by                                     Accepted by
Intelligroup, Inc.                              Employee


By:      /s/ Arjun Valluri                      By:     /s/ Christian Misvaer
    -------------------------                       -------------------------

Name:    Arjun Valluri                          Name:   Christian Misvaer
     ------------------------                         -----------------------

Title:   President                              Date:   25 March 2004
      -----------------------                         ------------------------

Date:    March 25, 2004
     ------------------------



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Intelligroup, Inc. Confidential and Proprietary